EXHIBIT 99.1

THE CHARLES SCHWAB CORPORATION

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-636-5847	Phone: 415-636-9869

SCHWAB REPORTS STRONG FIRST QUARTER RESULTS

Solid client activity and disciplined expense management drive business momentum

SAN FRANCISCO, April 15, 2009 – The Charles Schwab Corporation announced today that its net income was $218 million for the first quarter of 2009, down 29% from the first quarter of 2008. The company’s first quarter results include a $26 million pre-tax gain relating to the repurchase of certain outstanding company debt, $14 million in pre-tax net impairment losses on certain mortgage-backed securities, and $59 million in pre-tax charges for severance and other costs relating to its previously announced expense reduction measures.

Chairman Charles Schwab said, “In an environment that has tested the confidence of every investor, we see our role in a very clear light – to do everything we can to help each of our clients find the right path forward, and to ensure that we have a stable and steady business here to serve them. Our solid first quarter results are a good reflection of the strength of that approach.”

	Three Months Ended —March 31,—		% Change
Financial Highlights	2009	2008
Net revenues (in millions)	$1,111	$1,307	(15%)
Net income (in millions)	$218	$305	(29%)
Diluted earnings per share	$.19	$.26	(27%)
Pre-tax profit margin	32.0%	38.9%
Return on stockholders’ equity (annualized)	21%	33%

CEO Walt Bettinger said, “Our business is about serving our valued clients – and they stayed actively engaged with us in the first quarter. Although the market environment remained challenging for investors, the latter part of the quarter did show some glimpses of improvement. In addition to bringing a total of $25 billion in net new assets to the company during the first quarter, clients opened 207,000 new brokerage accounts and active brokerage accounts reached 7.5 million at month-end March, up 4% year-over-year. Moreover, banking accounts and retirement plan participants totaled 508,000 and 1.5 million at quarter-end, up 60% and 20%, respectively, from their March 2008 levels. This strong growth in the midst of so much financial and economic uncertainty reminds us every day that a stable and client focused approach has never been more important to our clients. As we continue to expand the base of investors and savers working with Schwab, we remain committed to being worthy of the trust they place in us – not only as a healthy, enduring institution, but as a reliable ally in working towards a better financial future for every one of them.”

CFO Joe Martinetto commented, “Our balance sheet remains strong, with $4.3 billion in equity capital, a long-term debt to total capital ratio of 16%, and approximately $950 million in freely available cash. During the quarter, we took advantage of this strength and repurchased $64 million of our long-term debt, recognizing a one-time gain of $26 million pre-tax. Our net revenues for the first quarter were also affected by modest impairment losses of $14 million on some of the mortgage-backed securities collateralized by Alt-A mortgages that we own in our investment portfolios as long-term holdings. Our portfolios included Alt-A backed securities with an amortized cost of $758 million at quarter-end, which represented just under 2% of the company’s cash and investments.”

Mr. Martinetto continued, “The company’s core revenues were in line with our expectations given the environment. The overall decline in net revenues was limited to 15% – trading revenues were up 5% year-over-year, and asset inflows and further increases in client money market fund allocations helped mitigate declines in asset management and administration fees to 18% against equity valuations that remain down 30 to 40%. With our planned expense reduction measures essentially in place by early February, we were able to absorb the related charges and still lower expenses by 5% versus the first quarter of 2008. As a result, we achieved a 32% pre-tax profit margin and a 21% return on equity.”

Mr. Martinetto concluded, “As we finish up facilities and other work relating to our recent staffing reductions, we expect to recognize approximately $40 million in additional charges for the second quarter. Overall, we believe that the infrastructure and spending plans now in place for the company are appropriate for 2009 and strike the right balance between current profitability and investing for the future in a tough environment. With the economy and financial markets still so unsettled and no catalyst for higher rates on the horizon, revenue pressures from reduced asset valuations and low rates – including the need for significant money market fund fee waivers to provide at least a minimal level of return for our clients – may persist in future quarters. Our financial priorities remain unchanged – keeping Schwab positioned to deliver healthy financial performance in the current downturn, and to show rapidly improving results in tandem with any recovery.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 43,200, down 20% year-over-year. Total accounts reached 5.3 million as of March 31, 2009, up 3% year-over-year.

•

Introduced Schwab Real Life Retirement™ Services to meet the needs of investors as they transition to retirement. The new destination on schwab.com – schwab.com/realliferetirement – provides Schwab expert answers to top investor questions as well as insights from real people who have made the transition to retirement.

Institutional Services

Advisor Services

•

Released a new Schwab Market Knowledge Tool® white paper that examines how some of the industry’s most successful advisors manage their businesses across five key categories: financial advice and investment management, relationship management, operations and client support, strategy and planning, and marketing and business development.

Corporate and Retirement Services

•

Retirement plans converted to Schwab administration during the quarter = 91, with approximately 107,000 participants (a quarterly record), compared with 38 plans and approximately 38,400 participants in 1Q08.

•	Introduced the Distribution Administration Outsourcing program, which is designed to enable third party administrators to outsource participant service functions to Schwab.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $28.4 billion, up 68% year-over-year.

•	Outstanding mortgage and home equity loans = $6.1 billion, up 56% year-over-year.

•	First mortgage originations during the quarter = $1.2 billion.

•	Schwab Bank High Yield Investor Checking® accounts = 342,000, with $6.1 billion in balances.

•	Schwab Bank Invest First™ Visa Signature® credit card accounts = 38,000.

•	Introduced the Schwab Bank High Yield Investor Savings® Account with no minimums, no monthly service fees, and a variable annual percentage yield initially set at 2.00%.

•

Opened The Charles Schwab Personal Financial Planning Technology Complex at Texas Tech University, with the largest collection of professional software in any collegiate financial planning program in the United States. The complex was funded by a $1 million grant from the Charles Schwab Foundation.

Supporting schedules are either attached or located at: [http://www.aboutschwab.com/media/xls/q1_2009_schedule.xls]

This press release contains forward-looking statements relating to expense reductions and related charges, as well as revenue pressures and infrastructure and spending plans that reflect management’s current expectations. Achievement of these expectations is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ongoing ability to identify, implement and sustain expense savings without disrupting its operations, the actual level of charges relating to those expense savings, changes in general economic and financial market conditions, including equity market valuations and the level of interest rates, changes in client utilization of money market mutual funds, and other factors set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

About Charles Schwab

The Charles Schwab Corporation (Nasdaq: SCHW) is a leading provider of financial services, with more than 300 offices and 7.5 million client brokerage accounts, 1.5 million corporate retirement plan participants, 508,000 banking accounts, and $1.1 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Advisor Services division. The Charles Schwab Bank (member FDIC) provides banking and mortgage services and products. More information is available at www.schwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net Revenues
Asset management and administration fees	$502	$613

Interest revenue	346	510
Interest expense	(40)	(91)

Net interest revenue	306	419

Trading revenue	259	246
Other	58	29

Total other-than-temporary impairment losses (1)	(150)	—
Noncredit portion of loss recognized in other comprehensive income (1)	136	—

Net impairment losses on securities (1)	(14)	—

Total net revenues	1,111	1,307

Expenses Excluding Interest
Compensation and benefits	425	437
Professional services	60	84
Occupancy and equipment	81	74
Advertising and market development	58	76
Communications	53	52
Depreciation and amortization	42	38
Other	37	38

Total expenses excluding interest	756	799

Income before taxes on income	355	508
Taxes on income	(137)	(203)

Net Income	$218	$305

Weighted-Average Common Shares Outstanding — Diluted	1,156	1,159

Earnings Per Share — Basic	$.19	$.27

Earnings Per Share — Diluted	$.19	$.26

Dividends Declared Per Common Share	$.06	$.05

(1)

The Financial Accounting Standards Board issued a FASB Staff Position entitled “Recognition and Presentation of Other-Than-Temporary Impairments” on April 9, 2009, that establishes new requirements for measuring and presenting other-than-temporary impairment charges on securities available for sale and securities held to maturity. The Company adopted the new requirements in the first quarter of 2009. Due to further deterioration of underlying collateral, the Company recorded a net impairment charge of $14 million on certain non-agency mortgage-backed securities during the first quarter of 2009. Under the new requirements, the Company is required to present the total impairment loss relating to these securities, which is based on current fair values, as well as the noncredit portion of that loss, which is the amount of impairment loss the Company does not expect to realize. Combined, these net to the impairment recognized in earnings. The noncredit related portion of the impairment is not recorded in earnings, but reflected as an unrealized loss in accumulated other comprehensive loss (a component of stockholders' equity) on the consolidated balance sheet.

See Notes to Consolidated Statements of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-09 % change		2009	2008
(In millions, except per share amounts and as noted)	vs. Q1-08	vs. Q4-08	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Net Revenues
Asset management and administration fees	(18%)	(5%)	$502	$528	$596	$618	$613
Net interest revenue	(27%)	(18%)	306	372	447	427	419
Trading revenue	5%	(26%)	259	352	252	230	246
Other (1)	100%	71%	58	34	29	33	29
Net impairment losses on securities (2)	N/M	N/M	(14)	(2)	(73)	—	—

Total net revenues	(15%)	(13%)	1,111	1,284	1,251	1,308	1,307

Expenses Excluding Interest
Compensation and benefits	(3%)	6%	425	402	390	438	437
Professional services	(29%)	(25%)	60	80	86	84	84
Occupancy and equipment	9%	4%	81	78	75	72	74
Advertising and market development	(24%)	(6%)	58	62	47	58	76
Communications	2%	(5%)	53	56	51	52	52
Depreciation and amortization	11%	8%	42	39	38	37	38
Other (3)	(3%)	(38%)	37	60	65	53	38

Total expenses excluding interest	(5%)	(3%)	756	777	752	794	799

Income from continuing operations before taxes on income	(30%)	(30%)	355	507	499	514	508
Taxes on income	(33%)	(31%)	(137)	(199)	(195)	(201)	(203)

Income from continuing operations	(29%)	(29%)	218	308	304	313	305
(Loss) income from discontinued operations, net of tax (4)	—	—	—	—	—	(18)	—

Net Income	(29%)	(29%)	$218	$308	$304	$295	$305

Diluted earnings per share from continuing operations	(27%)	(30%)	$.19	$.27	$.26	$.27	$.26
Basic earnings per share	(30%)	(30%)	$.19	$.27	$.26	$.26	$.27
Diluted earnings per share	(27%)	(30%)	$.19	$.27	$.26	$.26	$.26
Dividends declared per common share	20%	—	$.06	$.06	$.06	$.05	$.05
Weighted-average common shares outstanding – diluted	—	—	1,156	1,158	1,158	1,154	1,159

Performance Measures
Pre-tax profit margin from continuing operations			32.0%	39.5%	39.9%	39.3%	38.9%
Return on stockholders’ equity (annualized)			21%	30%	31%	32%	33%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	43%	8%	$15.9	$14.7	$13.8	$9.4	$11.1
Receivables from brokerage clients	(45%)	(11%)	$6.3	$7.1	$10.6	$12.9	$11.5
Loans to banking clients	58%	5%	$6.3	$6.0	$5.5	$4.9	$4.0
Total assets	23%	6%	$54.9	$51.7	$52.8	$48.4	$44.6
Deposits from banking clients	71%	12%	$26.6	$23.8	$22.0	$19.9	$15.6
Payables to brokerage clients	1%	1%	$20.6	$20.3	$21.5	$19.5	$20.4
Long-term debt	(11%)	(11%)	$.8	$.9	$.9	$.9	$.9
Stockholders’ equity	19%	5%	$4.3	$4.1	$4.1	$3.9	$3.6

Other
Full-time equivalent employees (at quarter end, in thousands)	(7%)	(7%)	12.4	13.4	13.5	13.4	13.4
Annualized net revenues per average full-time equivalent employee (in thousands)	(10%)	(7%)	$350	$378	$371	$390	$391
Capital expenditures – cash purchases of equipment, office facilities, and property, net (in millions)	(35%)	(54%)	$31	$67	$47	$32	$48

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	10%	(15%)	302.9	358.3	282.9	254.7	274.6
Investor Services (6)	19%	(3%)	27.7	28.7	24.0	22.0	23.3
Advisor Services (6)	(2%)	(25%)	27.4	36.6	26.4	21.5	27.9
Corporate and Retirement Services (6)	—	(13%)	1.4	1.6	1.5	1.2	1.4

Total	10%	(15%)	359.4	425.2	334.8	299.4	327.2

Average Revenue Per Revenue Trade (5)	(3%)	(4%)	$14.06	$14.63	$14.59	$14.38	$14.47

(1)	The first quarter of 2009 includes a $26 million gain relating to the repurchase of junior subordinated notes.

(2)

The first quarter of 2009 includes credit related other-than-temporary impairment losses on securities available for sale of $14 million. The fourth quarter and third quarter of 2008 include losses on sales of securities available for sale.

(3)

The first quarter of 2009, and fourth quarter, third quarter, and second quarter of 2008 include $19 million, $5 million, $8 million, and $16 million, respectively, for individual client complaints and arbitration claims relating to Schwab YieldPlus Fund® investments (collectively YieldPlus Expenses). In addition, the YieldPlus Expenses in the first quarter of 2009 are offset by $30 million of insurance recoveries, resulting in a net credit of $11 million in other expense for the quarter.

(4)	The second quarter of 2008 includes an $18 million adjustment to finalize the income tax gain related to the sale of U.S. Trust Corporation.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company's asset-based pricing relationships.

N/M	Not meaningful.

See Notes to Consolidated Statements of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Notes to Consolidated Statements of Income and Financial and Operating Highlights

(Unaudited)

The Company

The consolidated statements of income and financial and operating highlights include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

**********

Growth in Client Assets and Accounts

(Unaudited)

	Q1-09 % change		2009	2008
(In billions, at quarter end, except as noted)	vs. Q1-08	vs. Q4-08	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	30%	7%	$47.6	$44.4	$43.8	$40.1	$36.5
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	4%	—	210.7	209.7	200.1	189.2	203.3
Equity and bond funds	(36%)	(8%)	31.2	33.9	42.0	47.0	49.0

Total proprietary funds	(4%)	(1%)	241.9	243.6	242.1	236.2	252.3

Mutual Fund Marketplace® (1):
Mutual Fund OneSource®	(37%)	(4%)	105.8	110.6	145.9	170.2	168.2
Mutual fund clearing services	(33%)	(4%)	52.1	54.2	68.8	79.4	77.8
Other third-party mutual funds	(24%)	—	169.8	169.1	210.0	230.2	224.2

Total Mutual Fund Marketplace	(30%)	(2%)	327.7	333.9	424.7	479.8	470.2

Total mutual fund assets	(21%)	(1%)	569.6	577.5	666.8	716.0	722.5

Equity and other securities (1)	(35%)	(9%)	323.9	357.2	447.2	503.7	498.4
Fixed income securities	12%	—	164.2	164.1	156.4	149.4	146.4
Margin loans outstanding	(48%)	(10%)	(5.6)	(6.2)	(9.7)	(12.3)	(10.8)

Total client assets	(21%)	(3%)	$1,099.7	$1,137.0	$1,304.5	$1,396.9	$1,393.0

Client assets by business
Investor Services	(22%)	(3%)	$466.0	$482.6	$551.9	$590.7	$595.5
Advisor Services	(20%)	(4%)	457.0	477.2	542.1	575.3	569.7
Corporate and Retirement Services	(22%)	—	176.7	177.2	210.5	230.9	227.8

Total client assets by business	(21%)	(3%)	$1,099.7	$1,137.0	$1,304.5	$1,396.9	$1,393.0

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services	(55%)	(23%)	$6.2	$8.1	$7.3	$6.0	$13.7
Advisor Services	(52%)	(18%)	9.6	11.7	14.1	14.5	19.9
Corporate and Retirement Services	23%	N/M	9.5	1.9	3.0	5.5	7.7

Total net new assets	(39%)	17%	25.3	21.7	24.4	26.0	41.3

Net market (losses) gains	(33%)	(67%)	(62.6)	(189.2)	(116.8)	(22.1)	(93.8)

Net (decline) growth	(29%)	(78%)	$(37.3)	$(167.5)	$(92.4)	$3.9	$(52.5)

New brokerage accounts (in thousands, for the quarter ended)	(16%)	(8%)	207	224	193	226	246
Clients (in thousands)
Active Brokerage Accounts	4%	1%	7,479	7,401	7,310	7,256	7,162
Banking Accounts	60%	14%	508	447	399	355	318
Corporate Retirement Plan Participants	20%	8%	1,520	1,407	1,333	1,291	1,271

(1)	Excludes all proprietary money market, equity, and bond funds.

N/M	Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For March 2009

	2008 Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	2009 Jan	Feb		% change
													Mar	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets	17.7	3.8	12.2	10.0	10.4	7.7	6.3	6.6	5.9	9.2	12.1	5.5	7.7	40%	(56%)
Net Market (Losses) Gains	(15.4)	42.1	17.8	(82.0)	(16.0)	(1.4)	(99.4)	(151.5)	(53.8)	16.1	(45.4)	(60.4)	43.2

Total Client Assets (at month end, in billions of dollars)	1,393.0	1,438.9	1,468.9	1,396.9	1,391.3	1,397.6	1,304.5	1,159.6	1,111.7	1,137.0	1,103.7	1,048.8	1,099.7	5%	(21%)

New Brokerage Accounts (in thousands)	83	94	67	65	64	57	72	91	60	73	64	60	83	38%	—

Clients (at month end, in thousands)
Active Brokerage Accounts	7,162	7,206	7,232	7,256	7,272	7,287	7,310	7,356	7,376	7,401	7,415	7,433	7,479	1%	4%
Banking Accounts	318	332	344	355	367	377	399	427	438	447	468	475	508	7%	60%
Corporate Retirement Plan Participants	1,271	1,284	1,286	1,291	1,306	1,315	1,333	1,342	1,380	1,407	1,510	1,534	1,520	(1%)	20%

Market Indices (at month end)
Dow Jones Industrial Average	12,263	12,820	12,638	11,350	11,378	11,544	10,851	9,325	8,829	8,776	8,001	7,063	7,609	8%	(38%)
Nasdaq Composite	2,279	2,413	2,523	2,293	2,326	2,368	2,092	1,721	1,536	1,577	1,476	1,378	1,529	11%	(33%)
Standard & Poor's 500	1,323	1,386	1,400	1,280	1,267	1,283	1,166	969	896	903	826	735	798	9%	(40%)

Clients’ Daily Average Trades (in thousands)
Revenue Trades (1)	268.1	250.6	258.4	255.3	282.1	227.0	339.7	415.0	348.5	306.1	278.8	292.8	333.5	14%	24%
Investor Services (2)	23.1	22.2	24.1	19.7	24.0	20.8	27.5	38.1	24.9	22.2	24.7	27.3	30.9	13%	34%
Advisor Services (2)	28.0	21.5	20.9	22.0	29.4	20.6	29.0	43.4	33.2	32.3	23.6	28.4	30.0	6%	7%
Corporate & Retirement Services (2)	1.3	1.2	1.3	1.2	1.4	1.3	1.6	1.7	1.4	1.4	1.3	1.4	1.4	—	8%

Total	320.5	295.5	304.7	298.2	336.9	269.7	397.8	498.2	408.0	362.0	328.4	349.9	395.8	13%	23%

Daily Average Market Share Volume (in millions)
NYSE	1,727	1,310	1,218	1,400	1,531	1,081	1,603	1,699	1,525	1,340	1,398	1,581	1,812	15%	5%
Nasdaq	2,294	1,982	2,069	2,261	2,355	1,894	2,537	2,795	2,089	1,866	2,062	2,300	2,342	2%	2%

Total	4,021	3,292	3,287	3,661	3,886	2,975	4,140	4,494	3,614	3,206	3,460	3,881	4,154	7%	3%

Mutual Fund Net Buys (Sells) (3) (in millions of dollars)
Large Capitalization Stock	(69.3)	689.1	738.5	284.5	(1,024.5)	(88.2)	(1,496.8)	(2,070.5)	(1,437.6)	(1,589.9)	428.2	(1,058.5)	(932.5)
Small / Mid Capitalization Stock	(410.0)	10.9	215.8	277.2	(306.5)	392.9	(243.7)	(1,096.1)	(507.5)	(362.3)	511.3	(350.9)	(341.9)
International	(229.8)	262.1	800.7	(184.6)	(1,036.8)	(743.9)	(2,240.3)	(3,022.2)	(1,403.6)	(1,463.2)	586.3	(742.3)	(1,014.9)
Specialized	(230.2)	(20.7)	164.4	133.5	(192.1)	(106.3)	(571.8)	(1,037.5)	(328.0)	(289.2)	257.9	89.0	(115.0)
Hybrid	457.2	457.1	405.7	273.0	227.1	289.5	(320.7)	(1,229.5)	(662.3)	(224.9)	213.9	(56.6)	76.8
Taxable Bond	(845.3)	582.0	1,113.1	344.2	440.9	487.7	(894.9)	(2,787.4)	(729.7)	696.5	2,228.3	1,714.7	2,182.3
Tax-Free Bond	10.9	158.6	459.4	358.4	179.7	263.4	(97.9)	(622.6)	(165.0)	(206.4)	506.2	532.8	449.6
Money Market Funds	5,478.6	(7,347.2)	(3,956.8)	(2,378.1)	4,958.3	506.7	3,973.6	2,944.9	2,408.6	4,279.3	(459.4)	116.1	915.1

(1)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(2)	Includes eligible trades executed by clients who participate in one or more of the Company's asset-based pricing relationships.

(3)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.